Exhibit 10.13

AWARD ACCEPTANCE

PLAYSTUDIOS, Inc.

2011 OMNIBUS STOCK AND INCENTIVE PLAN

INCENTIVE STOCK OPTION AWARD AGREEMENT

This Award Agreement is made and entered into by and between PLAYSTUDIOS, Inc. (“Company”) and the Optionee effective as of Acceptance by Optionee.

1.             DEFINED TERMS. Capitalized terms not defined in this Award Agreement have the meanings ascribed to them in the Plan.

1.1          “Accept”, “Accepts” or “Acceptance” means the act of Optionee clicking on “Accept” on the task page to “Accept grants” on the Plan Portal, which action signifies Optionee’s agreement to become a party to this Award Agreement.

1.2          “Award Agreement” means this agreement and the data set forth on the Plan Portal that identifies in detail the Optionee, the option grant, issue date, number of shares, vesting conditions, vesting schedule, exercise price, expiration date, and other information about the Option, whether expressed using the terms defined in this Award Agreement or the Plan, or terms that by their context would have the same meanings.

1.3          “Exercise Price” means the price per share of stock purchasable upon exercise of the Option.

1.4          “Grant Date” means the date on which the grant of options was approved by the Board of Directors of the Company.

1.5          “Grant Number” means the number assigned to this Award Agreement in the Plan Portal, which number is (i) two letters to indicate the country in which the Optionee is employed (US for the United States, HK for Hong Kong, IL for Israel and SG for Singapore), (ii) the four-digit year of grant followed by a hyphen, and (iii) a three-digit number that represents the sequential number of the Option granted that year for that country (e.g. IL2020-008).

1.6          “Option” means the option to purchase shares of the common stock of the Company granted to Optionee under this Award Agreement.

1.7          “Optionee” means the employee of the Company who is the recipient of a grant of options to purchase shares of common stock of the Company under this Award Agreement.

1.8          “Option Exercise Notice” means the notice that Optionee may submit via the Plan Portal to give notice of his or her election to exercise all or a portion of the Option.

1.9          “Option Shares” means the shares of common stock of the Company that may be purchased by exercise of the Option.

1.10        “Plan” means the PLAYSTUDIOS, Inc. 2011 Omnibus Stock and Incentive Plan, a copy of which is available on the Plan Portal.

1.11        “Plan Portal” means the web-based access to information about the Option available to Optionee via app.carta.com by the use of Optionee’s unique Username and Password.

1.12        “Proxy” means the Irrevocable Proxy attached as Exhibit A that Optionee grants by Acceptance of this Award Agreement.

2.             grant of option. Pursuant to the Plan, the Company grants to the Optionee the Option to purchase the Option Shares (subject to adjustment as provided in the Plan) on the terms and conditions set forth in this Award Agreement. The Option granted under this Award Agreement is intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended. To the extent that all or any part of the Option does not comply with Section 422, the Option is intended to be an incentive stock option to greatest extent possible, and the remainder a non-qualified stock option.

3.             vesting of option. Subject to the Optionee’s continuous service to the Company as an employee, the Option shall vest in the amounts and on the dates set forth in the Plan Portal specific to this Award Agreement and Grant Number.

4.             purchase price. The price at which the Optionee is entitled to purchase the Option Shares under the Option is the Exercise Price per share, which price is intended to be the Fair Market Value of on shares of the common stock of the Company as of the Grant Date.

5.             term of option. The Option granted under this Award Agreement shall lapse, unless otherwise exercised, on the expiration date, which date shall not be more than ten (10) years following the Grant Date, subject to earlier termination under Section 9 below.

6.             exercise of option. The Option may be exercised by the Optionee as to all or any part of the Option Shares then vested by delivery to the Company or its designated agent of written notice of exercise and payment of the purchase price as provided in Sections 7 and 8 below.

7.             method of exercising option. Subject to the terms and conditions of this Award Agreement, the Option may be exercised by (i) timely submitting an Option Exercise Notice via the Plan Portal, or (ii) if the Optionee is unable to submit notice via the Plan Portal, by timely delivery to the Company or its designated agent of written notice, which notice shall be effective on the date received by the Company or its designated agent (“Effective Date”). The notice shall state the Optionee’s election to exercise the Option, the number of shares to which the election relates, the method of payment elected, the exact name or names in which the shares will be registered and the Social Security number of the Optionee. The notice must be signed by the Optionee and must be accompanied by payment of the purchase price. If the Option is exercised by a person or persons other than the Optionee under Section 9 below, the notice must be signed by such other person or persons accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option. All Option Shares delivered by the Company upon exercise of the Option shall be fully paid and nonassessable upon delivery.

8.             method of payment for options. Payment for shares purchased upon the exercise of the Option shall be made by the Optionee in cash or such other method permitted by the Company and communicated to the Optionee in writing prior to the date the Optionee exercises all or any portion of the Option.

9.             SEPARATION FROM employment; DEATH OR DISABILITY.

9.1          General. If the Optionee has a separation from employment for any reason other than death or Disability, then the Optionee may at any time within thirty (30) days after the effective date of the separation from employment exercise the Option to the extent that the Optionee was entitled to exercise the Option at the date of termination, provided that in no event shall the Option be exercisable after the expiration date.

9.2          Death Or Disability Of Optionee. In the event of the death or Disability of the Optionee within a period during which the Option, or any part thereof, could have been exercised by the Optionee, including ninety (90) days after separation of employment due to death or Disability (the “Option Period”), the Option shall lapse unless it is exercised within the Option Period and in no event later than ninety (90) days after the date of the Optionee’s death or Disability by the Optionee or the Optionee’s legal representative or representatives in the case of a Disability or, in the case of death, by the person or persons entitled to do so under the Optionee’s last will and testament or if the Optionee fails to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive such Option under the applicable laws of descent and distribution. An Option may be exercised following the death or Disability of the Optionee only if the Option was exercisable by the Optionee immediately prior to his death or Disability. In no event shall the Option be exercisable after its expiration date. The Company shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this Section to exercise the Option.

10.          nontransferability. The Option granted by this Award Agreement shall be exercisable only during the term of the Option provided in Section 5 hereof and, except as provided in Section 9 above, only by the Optionee during his lifetime and while an Employee of the Company. This Option shall not be transferable by the Optionee or any other person claiming through the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or such other events as set forth in Section 12.4 of the Plan.

11.          RIGHT OF FIRST REFUSAL.

11.1        If Optionee (“Transferor”), or any assignee of Option Shares issued to Optionee upon exercise of this Award Agreement; proposes to sell, transfer, assign, hypothecate, make gifts of or in any manner dispose of, encumber, or alienate (each individually constituting a “Transfer”) to a transferee, any Option Shares, obtained in connection with this Award Agreement, either pursuant to a bona fide offer (“Offer”) from a potential transferee (“Offeror”) or by effecting a gift of the Option Shares (“Gift”) to a donee (“Donee”) without consideration, then the Transferor must comply with the provisions of this Section 11 including, without limitation, acknowledging and allowing the applicable time periods to lapse with respect to the rights of the Company as provided herein, before accepting any such Offer or otherwise affecting the Transfer of any Option Shares pursuant to such Offer, or affecting any such Gift.

(a)           Statement of Offer. Before accepting any Offer or affecting any Gift, the Transferor shall obtain from the Offeror or Donee, as the case may be, a statement (“Statement”) in writing addressed to the Transferor and signed by the Offeror or Donee, setting forth: (A) the date of the Statement (the “Statement Date”); (B) the number of Option Shares covered by the Offer or Gift and, in the case of an Offer, the price per share to be paid by the Offeror and the terms of payment of such price; (C) the Offeror’s or Donee’s willingness to be bound by the terms of this Section 11 and execute and deliver to the Company such documentation as required under this Section 11; (D) the Offeror’s or Donee’s name, address and telephone number; and (E) the Offeror’s or Donee’s willingness to supply any additional information about himself or herself as may be reasonably requested by the Company. Promptly upon receipt of a Statement, and before accepting the Offer or affecting the Gift to which the Statement relates, the Transferor shall deliver to the Company (1) a copy of the Statement, and (2) in the case of an Offer, evidence reasonably satisfactory to the Company as to the Offeror’s financial ability to consummate the proposed purchase.

(b)           Company Rights. Subject to the provisions of Section 11(a), upon receipt of a copy of the Statement, the Company shall have the exclusive right and option (the “Right”), but not the obligation, to purchase all of the Option Shares that the Offeror proposes to purchase from the Transferor or, in the case of a Gift, that the Transferor proposes to give to the Donee (collectively, “Subject Securities”) (A) in the case of an Offer, for the per share price and on the terms as set forth in the Statement; provided, however, that if the purchase price is payable in whole or in part in property (which term shall include the securities of any issuer other than the Company) other than cash, the Company may pay, in lieu of such property, a sum of cash equal to the fair market value of such property as determined by the Transferor and the Company in good faith or, if the Transferor and the Company do not agree on the fair market value of such property within five days after the Company delivers written notice (as described below) of its intention to exercise the Right, then the Transferor and the Company shall select one independent appraiser (with each of the Transferor and the Company jointly bearing one-half of the expense of the appraiser) to determine the fair market value of that property and the appraised fair market value of that property as determined by such appraiser shall be deemed the fair market value of that property for purposes of this Section 11(b) or (B) in the case of a Gift, the Fair Market Value of the Subject Securities, as determined in good faith by the Company; provided that the Transferor may elect to retain the Subject Securities rather than sell the Subject Securities at the Fair Market Value as determined by the Company by giving written notice thereof to the Company within five days after such determination by the Company is received in writing by the Transferor. The Company shall exercise the Right by giving written notice thereof to the Transferor. Upon exercising the Right, the Company shall have the obligation, to the extent it lawfully may do so, to purchase the Subject Securities within 30 days after the date of the Company’s receipt of its copy of the Statement on and subject to the terms and conditions hereof. If the terms of the purchase include the Transferor’s release of any pledge or encumbrance on the Subject Securities and the Transferor shall have failed to obtain the release of the pledge or encumbrance by the purchase date, at the Company’s option the purchase shall occur on the scheduled date with the purchase price reduced to the extent of all unpaid indebtedness for which the Subject Securities are then pledged or encumbered. Failure by the Company to exercise the Right, or failure by the Company to otherwise perform its obligations under this Section 11(b), within the 30-day period herein prescribed shall be deemed an election by the Company not to exercise the Right. If the Company exercises the Right and is unable for any reason to perform its obligations thereunder in accordance with this Section 11, the Company may assign all or a portion of its rights under the Right to any one or more of the Company’s stockholders (other than the Transferor) (“Assignee Stockholder”), as the Board shall determine, in its sole and absolute discretion.

(c)           Purchase of Less Than All Shares. Anything in this Section 11 to the contrary notwithstanding, the Company and any Assignee Stockholder individually may, pursuant to the exercise of the Right, purchase fewer than all of the Subject Securities provided that such Persons in the aggregate purchase all, and not less than all, of the Subject Securities, and it shall be a condition precedent to the obligation of any of such Persons to purchase any Subject Securities, that all, and not less than all, of the Subject Securities have been elected to be purchased pursuant to the exercise of the Right.

(d)           Failure to Exercise Right or Consummate Transaction. If the Company elects not to exercise the Right, or if the Right is exercised and the obligations to be performed thereunder by the Company are not performed in accordance with this Section 11, or if the Company’s rights are assigned to an Assignee Stockholder and such Assignee Stockholder fails to perform his or her obligations under the assigned Right in accordance with this Section 11, then, subject to the application of any applicable state or federal securities laws, the Transferor may dispose of all of the Subject Securities within 90 days after the date of the Statement at the per share price and on the terms, if any, as set forth in the Statement free and clear of the terms of this Section 11; provided, however, that (A) any subsequent transfer by the Offeror or Donee, as applicable, shall once again be subject to this Section 11 and (B) if the sale or gift of the Subject Securities is not consummated within such 90-day period, then the Transfer of any such Option Shares shall once again be subject to the terms of this Section 11.

(e)           Expiration. The rights and obligations pursuant to this Section 11 hereof will terminate upon the date of a Qualifying Public Offering. “Qualifying Public Offering” means a firm commitment underwritten public offering of common stock for cash where the shares of stock registered under the Securities Act are listed on a national securities exchange or the NASDAQ National Market System.

12.          PURCHASE OPTION. If (i) Optionee ceases to be employed by or perform services for the Company or its Subsidiaries for any reason at any time or (ii) upon the occurrence of a Change in Control, the Company (and/or its designee(s)) shall have the option (the “Purchase Option”) to purchase, and the Optionee (or the Optionee’s executor or the administrator of the Optionee’s estate in the event of the Optionee’s death, or the transferee of the Option Shares or Award in the case of any disposition, or the Optionee’s legal representative in the event of the Optionee’s incapacity) (hereinafter, collectively with such Optionee, the “Grantor”) shall sell to the Company and/or its designee(s), all or any portion (at the Company’s option) of the Option Shares issued pursuant to the Plan and held by the Grantor (such Option Shares herein referred to as the “Purchasable Shares”).

(a)           The Company shall give notice in writing to the Grantor of the exercise of the Purchase Option within one year of the date of the termination of the Optionee’s employment or service relationship or the date of the Change in Control. Such notice shall state the number of Purchasable Shares to be purchased and the determination of the Board of the Fair Market Value per share of such Purchasable Shares, or the Change in Control Price, if applicable. If no notice is given within the time limit specified above, the Purchase Option shall terminate.

(b)           The purchase price to be paid for the Purchasable Shares purchased pursuant to the Purchase Option shall be, the Fair Market Value per share, or the Change in Control Price if applicable, as of the date of the notice of exercise of the Purchase Option times the number of shares being purchased. The purchase price shall be paid in cash. The closing of such purchase shall take place at the Company’s principal executive offices within ten (10) days after the purchase price has been determined. At such closing, the Grantor shall deliver to the purchasers the certificates or instruments evidencing the Purchasable Shares being purchased free and clear of all liens and encumbrances (if any), duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by check of the purchasers. In the event that, notwithstanding the foregoing, the Grantor shall have failed to obtain the release of any pledge or other encumbrance on any Purchasable Shares by the scheduled closing date, at the option of the purchasers, the closing shall nevertheless occur on such scheduled closing date, with the cash purchase price being reduced to the extent of all unpaid indebtedness for which such Purchasable Shares are then pledged or encumbered.

(c)           The rights and obligations pursuant to this Section will terminate upon the date of a Qualifying Public Offering. “Qualifying Public Offering” means a firm commitment underwritten public offering of the common stock of the Company for cash where the shares of stock registered under the Securities Act are listed on a national securities exchange or the NASDAQ National Market System.

13.          “MARKET STAND-OFF” AGREEMENT. Optionee hereby agrees that in connection with any underwritten public offering by the Company, during the period of duration (not to exceed 180 days or such longer period, not to exceed eighteen (18) days after the expiration of the 180-day period, as the Company or such underwriters shall request in order to facilitate compliance with NASD Rule 2711)) specified by the Company and an underwriter of common stock of the Company following the effective date of the Registration Statement of the Company filed under the Securities Act with respect to such offering, he or she will not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by him or her at any time during such period except common stock included in such registration. If requested by such underwriter, Optionee agrees to execute a lock-up agreement in such form as the underwriter may reasonably propose.

14.          RESTRICTIVE LEGENDS. The certificate or certificates representing the Option Shares issued upon exercise of the Option shall bear the following legends (as well as any legends required by applicable U.S. state and federal corporate and securities laws):

14.1        THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO PLAYSTUDIOS, Inc., (WHICH, IN THE DISCRETION OF PLAYSTUDIOS, Inc., MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO PLAYSTUDIOS, Inc.,) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS).

14.2        THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS (SUBJECT TO CERTAIN EXTENSIONS) AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

14.3        THE SHARES [REPRESENTED BY THIS CERTIFICATE] [ISSUABLE PURSUANT TO THIS AGREEMENT] ARE SUBJECT TO THE COMPANY’S RIGHT OF FIRST REFUSAL IN THE CASE OF A TRANSFER AS PROVIDED UNDER THE COMPANY’S 2011 OMNIBUS STOCK AND INCENTIVE PLAN AN AWARD AGREEMENT ENTERED INTO PURSUANT THERETO. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

14.4        THE SHARES [REPRESENTED BY THIS CERTIFICATE] [ISSUABLE PURSUANT TO THIS AGREEMENT] ARE SUBJECT TO AN OPTION TO REPURCHASE PROVIDED UNDER THE PROVISIONS OF THE COMPANY’S 2011 OMNIBUS STOCK AND INCENTIVE PLAN AND/OR AN AWARD AGREEMENT ENTERED INTO PURSUANT THERETO. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

15.          adjustments in number of shares and option price. In the event of a change in capital structure or such other event as specified in Section 13 of the Plan, the Company will adjust the remaining Option Shares subject to this Option, all as set forth in Section 13 of the Plan.

16.          delivery of shares. The Company has uncertificated shares and does not issue paper or other physical representations of shares. No Option Shares shall be deemed to have been delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company; and (iv) if required by the Company, the Optionee has delivered to the Company an Investment Letter in form and content satisfactory to the Company as provided in Section 17 hereof.

17.          securities act. The Company shall not be required to deliver any Option Shares pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations. The Board may require that the Optionee, prior to the issuance of any such shares pursuant to exercise of the Option, sign and deliver to the Company a written statement (“Investment Letter”) stating (i) that the Optionee is purchasing the shares for investment and not with a view to the sale or distribution thereof; and (ii) containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act or other applicable federal or state securities laws and regulations. Such Investment Letter shall be in form and content acceptable to the Board in its sole discretion.

18.          PROXY. Option Shares issued in connection with the exercise of Options shall be voted by an irrevocable proxy and power of attorney, in the form attached as Exhibit A hereto (the “Proxy”). The individual(s) empowered under the Proxy shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such proxy unless arising from acts of fraud or bad faith of such individual(s), to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company’s corporate documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

19.          definitions; copy of plan. To the extent not specifically provided herein, all capitalized terms used in this Award Agreement shall have the same meanings ascribed to them in the Plan. By the Acceptance of this Award Agreement, the Optionee acknowledges receipt of a copy of the Plan.

20.          SUBJECT TO PLAN. This Award Agreement is subject to the terms and provisions of the Plan. Notwithstanding, to the extent that the terms of this Award Agreement conflict with the Plan, the terms of this Award Agreement control.

21.          obligation to exercise. The Optionee shall have no obligation to exercise any Option granted by this Award Agreement.

22.          governing law. This Award Agreement shall be interpreted and administered under the laws of the State of Delaware.

23.          amendments. The Company may unilaterally revise, modify or amend this Award Agreement if such revision, modification or amendment is to the benefit of the Optionee. Except as set forth in the preceding sentence, this Award Agreement may be amended only by a written agreement executed by the Company and the Optionee.

24.          tax information and notice of disqualifying disposition. This Option is intended to be eligible for treatment as an Incentive Stock Option under Section 422 of the Code. Whether this Option will receive such tax treatment will depend, in part, on the actions by the Optionee after exercise of this Option. For example, if the Optionee disposes of any of the Option Shares acquired under this Option within two years after the Grant Date and within one year of the date of exercise of this Option, the Optionee may lose the benefits of Section 422 of the Code. Accordingly, the Company makes no representations by way of the Plan, this Award Agreement, or otherwise, with respect to the actual tax consequences of the grant or exercise of this Option or the subsequent disposition of the Option Shares acquired under this Option. If the Optionee sells or makes a disposition (within the meaning of Section 422 of the Code) of any of the Option Shares acquired under this Option prior to the later of (i) one year from the date of exercise of the Option, or (ii) two years from the Grant Date, the Optionee agrees to give written notice to the Company of such disposition. The notice shall include the Optionee’s name, the number, exercise price and exercise date of the Option Shares disposed of, and the date of disposition.

EXHIBIT A

IRREVOCABLE PROXY

Upon Acceptance of this Award Agreement, the Optionee, a stockholder of, or holder of an option, warrant or other right to acquire stock of, PLAYSTUDIOS, Inc., a Delaware corporation (hereinafter “Company”), does hereby irrevocably grant and confer power of attorney and proxy to Andrew S. Pascal, for so long as Andrew S. Pascal is a stockholder of the Company, and, at such time as Andrew S. Pascal is no longer a stockholder of the Company, to Paul D. Mathews, for so long as Paul D. Mathews is a stockholder of the Company, with full power of substitution and resubstitution, to exercise all the Rights (as defined below) with respect to all shares of capital stock and securities of the Company now beneficially held or hereinafter acquired by me, and all shares or securities of the Company issued or issuable in respect thereof after the date hereof (collectively, the “Shares”), effective as of the date the undersigned ceases to be employed or engaged as independent contractor by the Company.

This irrevocable proxy is coupled with an interest in the corporation generally, as each of Messr’s Pascal and Mathews are “Founders” and major stockholders of the Company, and wish to maintain the maximum measure of voting control possible, in particular as it relates to various agreements it has entered into with other stockholders of the Company. This irrevocable proxy will expire, if not otherwise made ineffective pursuant to the foregoing, on the date on which the shares of the common stock of the Company are traded on a national exchange.

For purposes hereof, the Rights shall include the rights and privileges as the undersigned would regularly enjoy as it pertains to voting, consents, notice, discussion, or any other matter arising for consideration and action during business of any meeting of the stockholders of the Company or pursuant to consent actions taken in writing by the stockholders of the Company, whether such actions are requested, required by or taking in connection with applicable law, the Company’s Certificate of Incorporation (as amended from time to time) or any contract or other written arrangement to which the undersigned is a party that relates to the Shares and his/her/its rights or obligations in connection therewith, or otherwise.

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